Exhibit 99.1

InspireMD Announces Private Placement of Up to $113.6 Million

Led by Marshall Wace with participation from OrbiMed, Rosalind, Nantahala, Soleus, Velan and certain InspireMD Board members

$42.2 million financing upfront with up to an additional $71.4 million tied to exercise of milestone-driven warrants

Tel Aviv, Israel and Miami, Florida — May 15, 2023 – InspireMD, Inc. (Nasdaq: NSPR), developer of the CGuard™ Embolic Prevention Stent System (EPS) for the prevention of stroke, today announced that the Company has signed a securities purchase agreement with certain healthcare-focused institutional investors that have agreed to provide up to $113.6 million in gross proceeds to InspireMD through a private placement that includes initial upfront funding of $42.2 million. The financing is being led by Marshall Wace with participation from OrbiMed, Rosalind, Nantahala, Soleus, Velan and certain InspireMD Board members.

“We are very pleased to have achieved this important milestone with leading fundamental healthcare investors who have chosen to participate in this transformational financing of our company,” stated Marvin Slosman, chief executive officer of InspireMD. “This infusion of capital allows us to advance our business towards achieving milestones, including obtaining potential regulatory approval and launching of CGuard in the U.S., initiating new regulatory pathways for advanced applications of our CGuard stent platform, and developing new products, while at the same time continuing to grow our business outside of the United States.”

“Advancing our growing product pipeline, including our new CGuard Prime Transfemoral (CAS) delivery system along with our SwitchGuard trans carotid (TCAR) neuroprotection system (NPS), positions our company to serve the entire carotid revascularization market, continuing our mission of delivering implant focused patient outcomes.”

About the Private Placement

Pursuant to the securities purchase agreement, the Company has agreed to issue an aggregate of 25,828,164 shares of common stock (or prepaid warrants) and four series of unregistered warrants to purchase an aggregate of 51,656,328 shares of common stock for a purchase price of $1.6327 per share and associated warrants (less $0.0001 in the case of prepaid warrants), priced at-the-market under Nasdaq rules. Each warrant is exercisable at $1.3827 per share as follows:

●	Series H warrants for an aggregate cash exercise price of approximately $17.9 million exercisable until the earlier of five years from issuance and 20 trading days following the Company’s public release of primary and secondary end points related to one year follow up study results from the Company’s C-Guardians pivotal trial;

●	Series I warrants for an aggregate cash exercise price of approximately $17.9 million exercisable until the earlier of five years from issuance and 20 trading days following the Company’s announcement of receipt of Premarket Approval (PMA) from the FDA for the CGuard Prime Carotid Stent System (135 cm);

●	Series J warrants for an aggregate cash exercise price of approximately $17.9 million exercisable until the earlier of five years from issuance and 20 trading days following the Company’s announcement of receipt of FDA approval for the SwitchGuard trans carotid system and CGuard Prime 80 cm; and

●	Series K warrants for an aggregate cash exercise price of approximately $17.9 million exercisable until the earlier of five years from issuance and 20 trading days following the end of the fourth fiscal quarter after the fiscal quarter in which the first commercial sales of the CGuard Carotid Stent System in the United States commence.

In connection with the securities purchase agreement, the Company entered into a registration rights agreement pursuant to which the Company will subsequently file a registration statement to register for resale the common stock purchased in the transaction and the common stock underlying the prepaid warrants and warrants.

Piper Sandler is serving as exclusive capital markets advisor to the Company. A.G.P./Alliance Global Partners is serving as financial advisor in the offering.

LifeSci Capital LLC is acting as the exclusive placement agent for the private placement.

The closing of the private placement is expected to occur on May 15, 2023, subject to customary closing conditions.

InspireMD currently intends to use the net proceeds from the offering for product and clinical development, obtaining regulatory approvals, expansion of manufacturing capabilities, commercial readiness activities to support potential new product launches including CGuard Prime and SwitchGuard in the US and EU as well as working capital and other general corporate purposes.

The securities issued in the private placement and unregistered warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the unregistered shares, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

For further information, please see the Company’s current report on Form 8-K to be filed with the SEC.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free, long-term outcomes. InspireMD’s common stock is quoted on the Nasdaq under the ticker symbol NSPR.

We routinely post information that may be important to investors on our website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited statements related to the private placement, the expected gross proceeds, the expected use of proceeds and the expected closing date. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives, and substantial doubt regarding our ability to continue as a going concern; our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests; market acceptance of our products; an inability to secure and maintain regulatory approvals for the sale of our products; negative clinical trial results or lengthy product delays in key markets; our ability to maintain compliance with the Nasdaq listing standards; our ability to generate revenues from our products and obtain and maintain regulatory approvals for our products; our ability to adequately protect our intellectual property; our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our technology is an attractive alternative to other procedures and products; intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do; entry of new competitors and products and potential technological obsolescence of our products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with our research and products and potential product liability claims; product malfunctions; price increases for supplies and components; insufficient or inadequate reimbursement by governmental and other third-party payers for our products; our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; the escalation of hostilities in Israel, which could impair our ability to manufacture our products; and current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

Chuck Padala, Managing Director

LifeSci Advisors

646-627-8390

chuck@lifesciadvisors.com

investor-relations@inspiremd.com